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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  ___________

                                    FORM 8-K

                                Current Report
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  September 5, 2000
                                                 -------------------------------


                              TIBCO Software Inc.
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            (Exact name of registrant as specified in its charter)


        Delaware                          000-26579               77-0449727
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(State or other jurisdiction            (Commission File        (IRS Employer
      of incorporation)                     Number)          Identification No.)


3165 Porter Drive, Palo Alto, California                           94304
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code   (650) 846-1000
                                                    ----------------------------

                                 Inapplicable
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         (Former name or former address if changed since last report)


Exhibit Index located on page 5.
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Item 2.   Acquisition or Disposition of Assets

     On September 5, 2000 (the "Effective Date"), Cardinal Acquisition Corporation ("Merger Sub"), a Delaware corporation and wholly owned subsidiary of TIBCO Software Inc. ("TIBCO"), a Delaware corporation, merged with and into Extensibility, Inc. ("Extensibility"), a Delaware corporation, pursuant to that certain Agreement and Plan of Reorganization by and among TIBCO, Merger Sub, Extensibility and certain other parties, dated August 2, 2000 (the "Merger" pursuant to the "Merger Agreement"). On the Effective Date, each outstanding share of common stock, $0.001 par value, of Extensibility was converted into the right to receive 0.1037 of a share of common stock, $0.001 par value, of TIBCO (the "Exchange Ratio"). As a result of the Merger, Extensibility became a wholly owned subsidiary of TIBCO. In connection with the Merger, TIBCO will issue up to a maximum aggregate of 936,367 shares of its common stock in exchange for all of the outstanding capital stock and options of Extensibility. The parties intend for the Merger to be treated as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended, and as a "purchase" for accounting purposes.

     TIBCO is a leading provider of real-time infrastructure software for the internet and enterprises that enables businesses to dynamically link internal operations, business partners and customer channels. Extensibility is a provider of enabling technologies for XML-based application infrastructures.
XML (Extensible Mark-Up Language) is a software language that allows the efficient management and exchange of information through the use of schemas, which are computer "vocabularies" that enable users to exchange and process information. Extensibility's products and services give customers the ability to create, convert, manage, and process XML schemas, a component of the infrastructure of e-business. Extensibility is based in Chapel Hill, North Carolina, and has approximately 40 employees, all of them located in Extensibility's Chapel Hill office. Pursuant to the Merger Agreement, as of the Effective Date the name of Extensibility was changed to TIBCO Extensibility Inc.

     The Exchange Ratio for the Merger was determined pursuant to arms length negotiations and took into account various factors concerning the valuation of the business of Extensibility.

Item 7.   Financial Statements and Exhibits

(a)  Financial Statements of Extensibility.
     -------------------------------------

          The Financial Information required to be filed pursuant to Item 7(a) of Form 8-K was not available at the time of filing of this Current Report on Form 8-K and will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.

(b)  Pro Forma Financial Information.
     -------------------------------

          The Pro Forma Financial Information required to be filed pursuant to
Item 7(b) of Form 8-K was not available at the time of filing of this Current Report on Form 8-K and will be filed

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on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.

     (c) Exhibits.

Number    Description
------    -----------

2.1 Agreement and Plan of Reorganization, dated as of August 2, 2000, by and among TIBCO Software Inc., Cardinal Acquisition Corporation, Extensibility, Inc. and certain other parties.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    TIBCO SOFTWARE INC.



                    By: /s/ Paul G. Hansen
                        ----------------------------
                        Paul G. Hansen
                        Executive Vice President, Finance
                        and Chief Financial Officer

Dated: September 19, 2000

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                                 EXHIBIT INDEX

Number    Description
------    -----------

2.1 Agreement and Plan of Reorganization, dated as of August 2, 2000, by and among TIBCO Software Inc., Cardinal Acquisition Corporation, Extensibility, Inc. and certain other parties.


     Exhibit 2.1, the Agreement and Plan of Reorganization, references schedules that have been omitted from the agreement as filed. TIBCO agrees to furnish to the Commission supplementally a copy of any omitted schedule upon request.

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